UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2008

Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Maurice Hebert as Chief Financial Officer

On November 12, 2008, Hythiam’s Board of Directors appointed Maurice Hebert, CPA, Vice President and Controller, to the position of Chief Financial Officer.  Mr. Hebert, age 46, has 23 years of experience as a financial executive, including 14 years within the insurance/risk industry.  From October 2006 until his appointment as our Chief Financial Officer, Mr. Hebert served as our Vice President and Corporate Controller.  From April 2005 to October 2006, Mr. Hebert served as Corporate Controller and Principal Accounting Officer at Health Net, Inc. in Woodland Hills, CA. From October 2003 to April 2005, he was with Safeco Corporation in Seattle, WA, most recently as Senior Vice President & Controller and Principal Accounting Officer. From 1993 to 2003, Mr. Hebert was with AIG SunAmerica in Woodland Hills, CA, most recently as Vice President & Controller-Life Insurance Companies. Mr. Hebert received a B.S. in Accounting from Louisiana State University.

We entered into an employment agreement with Mr. Hebert on November 12, 2008, which provides for Mr. Hebert to receive an annual base salary of $240,000, with annual bonuses targeted at 40% of his base salary based on his performance and the operational and financial performance of the Company. Mr. Hebert receives executive benefits including group medical and dental insurance, and long-term disability insurance and participation in our 401(k) plan and employee stock purchase plan. On the date of the employment agreement, Mr. Hebert was granted options to purchase 100,000 shares of our common stock at an exercise price of $0.59 per share, the fair market value on the date of grant, vesting monthly over three years from the date of grant.  The employment agreement is attached to this report as Exhibit 10.1.

There are no family relationships between Mr. Hebert and any of our directors or other executive officers.  Other than employment compensation and stock options, Mr. Hebert has not had a material interest in any of our transactions.

Resignation of Chuck Timpe as Chief Financial Officer

Upon the appointment of Maurice Hebert as Chief Financial Officer, Chuck Timpe resigned as Chief Financial Officer.  Mr. Timpe will continue to provide services to us until September 30, 2009, pursuant to a consulting services agreement.  Under the agreement, Mr. Timpe is required to make himself reasonably available upon our request for a maximum of ten hours per month to assist with accounting, financial reporting and administrative matters and to assist in the orderly transition of his former responsibilities to Mr. Hebert.  Mr. Timpe will be paid at an hourly rate of $225 for his consulting services.  In addition, stock options previously granted to Mr. Timpe will continue to vest during the term of the consulting agreement and the exercise period for vested stock options will be extended for two years following the termination of the consulting agreement.  The consulting agreement is attached to this report as Exhibit 10.2.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

No.            Description
10.1            Employment Agreement of Maurice Hebert
10.2            Consulting Agreement of Chuck Timpe

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTHIAM, INC.

Date: November 14, 2008	By:	/s/ MAURICE HEBERT
Maurice Hebert
Chief Financial Officer